Exhibit 99.3

FORM OF LETTER TO CLIENTS

CELLCO PARTNERSHIP

VERIZON WIRELESS CAPITAL LLC

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING

Floating Rate Notes due 2011

3.75% Notes due 2011,

5.25% Notes due 2012,

7.375% Notes due 2013,

5.55% Notes due 2014 and

8.50% Notes due 2018

for

a Like Principal Amount of Corresponding New Notes

Registered Under the Securities Act of 1933, as amended (the “Securities Act”)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON                  , 2009 (WHICH DATE AND TIME ARE REFERRED TO AS THE “EXPIRATION DATE”), UNLESS EXTENDED, IN WHICH CASE “EXPIRATION DATE” MEANS THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing with this letter a Prospectus, dated                     , 2009, of Cellco Partnership and Verizon Wireless Capital LLC (together, the “Issuers”) and the related Letter of Transmittal. These two documents together constitute the Issuers’ offer (the “Exchange Offer”) to exchange their Floating Rate Notes Due 2011, 3.75% Notes Due 2011, 5.25% Notes Due 2012, 7.375% Notes Due 2013, 5.55% Notes Due 2014 and 8.50% Notes Due 2018 (collectively, the “New Notes”), which have been registered under the Securities Act, for a like principal amount of their issued and outstanding Floating Rate Notes Due 2011, 3.75% Notes Due 2011, 5.25% Notes Due 2012, 7.375% Notes Due 2013, 5.55% Notes Due 2014 and 8.50% Notes Due 2018 (collectively, the “Old Notes”), respectively, from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions of the Exchange Offer. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

We are the Holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the registered Holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, we will represent to the Issuers that:

•	any New Notes acquired in exchange for tendered Old Notes by you will be acquired in the ordinary course of your business;

•	you have no arrangements or understandings with any person to participate in the distribution of the New Notes within the meaning of the Securities Act;

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of either of the Issuers or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, that the Old Notes to be exchanged for New Notes were acquired by you as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.

If we do not receive written instructions in accordance with such form and the procedures set forth in the Prospectus and Letter of Transmittal, we will not tender any of your Old Notes.

Please read carefully the enclosed material as you consider the Exchange Offer.

Very truly yours,

2